AMENDMENT NO. 5
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT, is entered into as of June 29, 2006 (the “Amendment”), by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), Woodmark International, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”) and WILP HOLDINGS, INC., a Delaware corporation (“WILP”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark and Pacific, the “Co-Borrowers”), Citibank, N.A. and HSBC Bank USA, National Association (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent for the Lenders.

BACKGROUND

The Co-Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 30, 2004 (as same has been and may be further amended, restated, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders provide the Co-Borrowers with certain financial accommodations.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to extend the Revolving Credit Commitment Termination Date.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.
Amendment to Credit Agreement.

Section 1.1.       The definition of "Revolving Credit Commitment Termination Date" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to provide as follows:

"Revolving Credit Commitment Termination Date" shall mean August 31, 2006.

ARTICLE II.
Conditions of Effectiveness.

Section 2.1.       This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of this Amendment, duly executed by each Co-Borrower.

ARTICLE III.
Representations and Warranties; Effect on Credit Agreement.

Section 3.1.  Each Co-Borrower hereby represents and warrants as follows:
1

a.         This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.         Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.         No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.         No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

e.         All corporate and limited partnership action of each Co-Borrower appropriate and necessary, including, if necessary, resolutions of the Board of Directors of each of P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Pacific and WILP and resolutions of the general partner of Woodmark, to authorize the execution, delivery and performance of this Amendment, has been taken.

Section 3.2.       Effect on Credit Agreement and Loan Documents.

a.         Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.         Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.         Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.         The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE IV.
Miscellaneous.

Section 4.1.       This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.2.       Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3.       This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:   Countrywide Hardware, Inc., its General
  Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.

By: /s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the President of Green
Manufacturing, Inc. and the Vice President of
each of the other corporations named above

CITIBANK, N.A., as a Lender and as
Administrative Agent

By: /s/ Stephen Kelly
Name: Stephen Kelly
Title:  Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Raymond Fincken, VP
Name:  Raymond Fincken
Title:  Vice President